Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-129333 and 33-57625 on Form S-8 of our report dated June 25, 2021, appearing in this Annual Report on Form 11-K of the Kirby 401(k) Plan for the year ended December 31, 2020.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas
June 25, 2021